Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated January 9, 2026, relating to the financial statements of Infinite Eagle Acquisition Corp. as of August 20, 2025, and for the period from August 8, 2025 (inception), which is contained in that Prospectus.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
January 9, 2026